                                                                      EXHIBIT 99
SAUL CENTERS, INC
SCHEDULE OF CURRENT PORTFOLIO PROPERTIES
JUNE 30, 1998

                                          LEASABLE        YEAR
                                             AREA      DEVELOPED    LAND
                                           (SQUARE    OR ACQUIRED   AREA   PERCENTAGE LEASED
PROPERTY                 LOCATION           FEET)     (RENOVATED)  (ACRES) JUN-1998 JUN-1997 ANCHOR/SIGNIFICANT TENANTS
------------------ ---------------------- --------- -------------- ------- -------- -------- --------------------------------------
 Ashburn Village   Ashburn, VA            108,204        1994       12.7      98%      95%   Giant Food, Blockbuster

 Beacon Center (a) Alexandria, VA         353,911     1972 (1993)   32.3      98%      69%   Lowe's, Giant Food, Office Depot,
                                                                                             Outback Steakhouse, Marshalls,
                                                                                             Sneaker Stadium, Hollywood Video,
                                                                                             Minnesota Fabrics

 Belvedere         Baltimore, MD           54,941        1972        4.8      97%     100%   Food King, Rite Aid

 Boulevard         Fairfax, VA             56,578        1994        5.0     100%     100%   Danker Furniture, Petco

 Clarendon         Arlington, CA            6,940        1973        0.5     100%     100%

 Clarendon Station Arlington, CA            4,868        1996        0.1      78%     100%

 Flagship Center   Rockville, MD           21,500     1972, 1989     0.5     100%     100%

 French Market     Oklahoma City, OK      213,668    1974(1984/98)  13.8      62%      88%   Bed Bath & Beyond, Lakeshore
                                                                                             Learning Center, Fleming Food,
                                                                                             Furr's Cafeteria, BridesMart

 Germantown        Germantown, MD          26,241        1992        2.7     100%      92%

 Giant             Baltimore, MD           70,040      1972 (1990)   5.0     100%     100%   Giant Food

 The Glen          Lake Ridge, VA         112,639        1994       14.7      97%     100%   Safeway Marketplace, CVS Pharmacy

 Great Eastern     District Heights, MD   255,448      1972 (1995)  23.9      52%      90%   Giant Food, Pep Boys, Big Lots

 Hampshire Langley Langley Park, MD       134,425      1972 (1979)   9.9      96%     100%   Safeway, McCrory

 Leesburg Pike     Baileys Crossroads, VA  97,888    1966 (1982/95)  9.4     100%     100%   Zany Brainy, CVS Pharmacy,
                                                                                             Hollywood Video

 Lexington Mall    Lexington, KY          315,639        1974       30.0      92%      97%   McAlpin's, Dawahares of Lexington,
                                                                                             Fashion Shops, Rite Aid

 Lumberton         Lumberton, NJ          189,898    1975 (1992/96) 23.3      87%      88%   Super Fresh, Rite Aid, Blockbuster,
                                                                                             Mandee

 North Washington  Alexandria, VA          41,500        1973        2.0     100%     100%   Mastercraft Interiors

 Olney             Olney, MD               53,765      1975 (1990)   3.7      94%      77%   Rite Aid

 Park Road Center  Washington, DC         106,650      1973 (1993)   1.7     100%     100%

 Ravenwood         Baltimore, MD           87,750        1972        8.0     100%     100%   Giant Food

 Seven Corners     Falls Church, VA       567,994    1973 (1994-97) 31.6      98%      93%   Home Depot, Shoppers Club, Best Buy,
                                                                                             Michaels, Barnes & Noble, Ross Dress
                                                                                             For Less, Centex Life Solutions, G
                                                                                             Street Fabrics

 Shops at
  Fairfax (a)      Fairfax, VA             64,580    1975 (1992-93)  6.7      92%      65%   SuperFresh

SAUL CENTERS, INC
SCHEDULE OF CURRENT PORTFOLIO PROPERTIES
JUNE 30, 1998

                                          LEASABLE        YEAR
                                             AREA      DEVELOPED    LAND
                                           (SQUARE    OR ACQUIRED   AREA   PERCENTAGE LEASED
PROPERTY                 LOCATION           FEET)     (RENOVATED)  (ACRES) JUN-1998 JUN-1997 ANCHOR/SIGNIFICANT TENANTS
-------------------- ---------------------- --------- -------------- ------- -------- -------- ------------------------------------
SHOPPING CENTERS (CONTINUED)

 Southdale           Glen Burnie, MD          476,349    1972 (1986)   39.6    100%       98%   Giant Food, Hechinger, Circuit
                                                                                                City, Kids R Us, Michaels,
                                                                                                Marshalls, PetSmart, Value City
                                                                                                Furniture

 Southside Plaza     Richmond, VA             352,964      1972        32.8     84%       91%   CVS Pharmacy, Nick's Supermarket,
                                                                                                Maxway

 Sunshine City       Atlanta, GA              177,643      1976        14.6     97%       88%   Bolton Furniture, MacFrugals, Pep
                                                                                                Boys, The Emory Clinic

 Thruway             Winston-Salem, NC        339,564    1972 (1997)   30.5     86%       96%   Stein Mart, Reading China & Glass,
                                                                                                Harris Teeter, Fresh Market, Eckerd
                                                                                                Drugs, Zany Brainy, Blockbuster,
                                                                                                Bocock-Stroud, Houlihan's

 Village Center      Centreville, VA          142,881      1990        17.2     87%       85%   Giant Food

 West Part           Oklahoma City, OK         77,810      1975        11.2     92%       69%   Homeland Stores

 White Oak           Silver Spring, MD        480,156    1972 (1993)   28.5    100%      100%   Giant Food, Sears, Rite Aid,
                                                                                                Blockbuster
                                            ---------                 -----    ----      ----
                     Total Shopping Centers 4,992,434                 416.5     91%       92%
                                            ---------                 -----    ----      ----

OFFICE PROPERTIES
-----------------

 Avenel I-III        Gaithersburg, MD         285,218    1981/85/89    28.2     97%       90%   Oncor, Inc., Quanta Systems, General
                                                                                                Services Administration

 Avenel IV           Gaithersburg, MD          46,227       1998        3.2    100%        -    Boston Biomedica, MicroAge

 601 Pennsylvania Ave Washington, DC           225,153    1973 (1986)    1.0    100%      100%  General Services Administration,
                                                                                                Capital Grill

Van Ness Square      Washington, DC           157,697    1973 (1990)    1.2     90%       84%   United Mine Workers Pension Trust,
                                                                                                Office Depot, Pier 1
                                            ---------                 -----    ----      ----
                     Total Commercial
                      Properties              714,295                  33.6     97%       92%
                                            ---------                 -----    ----      ----
INDUSTRIAL PROPERTY
-------------------
                                            ---------                 -----    ----      ----
 Crosstown /(b)/     Tulsa, OK                197,135      1975        21.5      7%       27%
                                            ---------                 -----    ----      ----

                     TOTAL PORTFOLIO        5,903,864 /SF/             471.6    89%       90%
                                            =========                 ======   ====      ====

/(a)/ Property is being redeveloped. Leasable area and percentage leased includes space leased and under development.
/(b)/ Shopping center conversion - currently in approval and pre-development phase.